Exhibit 10.29

SHAREHOLDERS' AGREEMENT
ORADISC GmbH

THE SHAREHOLDER'S AGREEMENT (hereinafter referred to as the "Agreement"), is made and entered into as of this 19th day of October 2012 by and between

(1)	IPMD GmbH a company duly incorporated under the laws of Austria having its principal place of business at Schreyvogelgasse 3/5, A 1010 Vienna, hereinafter referred to as “IPMD”

and

(2) ULURU Inc., a company duly incorporated under the laws of the United States of America, having its principal place of business at 4452 Beltway Drive, Addison TX 75001 hereinafter referred to as “ULURU”.

WHEREAS:

A)
IPMD  has incorporate a new company under Austrian laws which is named ORADISC GmbH, herein referred to as “the Company”, and intends to sell  25% of the Share Capital to ULURU  for € 1,00. The Company shall have its principal place of business at Schreyvogelgasse 3/5, A – 1010 Vienna.

B)	Under the terms of this agreement, the parties hereby agree the basis on which the affairs of the Company shall be run, managed and equity distributed.

C)
It is intended that IPMD shall at all times be and remain under all circumstances the Majority Shareholder of the Company and as such it shall have the right to exercise its rights including the right to veto any decision relating to the business of the Company.

D)	The Company is going to be setup with the objective and purpose of acting as an exclusive Distributor for the import, distribution, sales and marketing of the Products as defined in Appendix 1

NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual promises set forth herein NOW IT IS AGREED as follows:-

DEFINITIONS.

"Articles" means the Articles of Association in the Agreed Form;

“Associate” means any person who is directly or indirectly controlling, controlled by, or under the common control of a Party;

"Board" means the board of Directors of the Company from time to time;

"Business" means the intended business of the Company as described in recital D

“Market” means the market as defined in Appendix 2

"Parties" means IPMD and the ULURU and "Party" means any one of them, including any other member of the Company to whom Shares are transferred or issued

“Products” means the range of products as defined in Appendix 1

“Majority Shareholder " means those persons who hold between them more than 50 per cent of the total number of shares;

"Shares" means shares of any class in the capital of the Company;

1.	INTENDED BUSINESS OF THE COMPANY

The company has been setup for the objective of acting as an exclusive agent for the import, distribution, sales and marketing of the Products in the Territory as defined in Appendix 2  The Company shall not without consent of the Majority Shareholder make or permit any fundamental alteration to the nature of the Business; any fundamental alterations in the nature of the business must also be approved by ULURU.

2.	DETAILS OF SHAREHOLDING

2.1.	Percentage of shareholding
From the date of this agreement the shares will be held by the following parties in the ratio as given in the table below:
PARTY	PERCENTAGE OF HOLDING
IPMD GmbH (incl. Investors)	75%
ULURU Inc	25%
TOTAL	100%

2.2.	ULURU’s Entitlement to Shareholding
ULURU shall, for as long as and provided that it fulfills its responsibilities in accordance with Schedule 4 of the Agreement, hold 25% of the share capital of the company, (Under no circumstance without ULURU ‘s written consent can any form of share capital or rights to acquire share capital be issued that will reduce ULURU’s ownership below 25%). OraDisc GmbH will not enter into any financial transactions of any kind that would result in ULURU’s ownership rights to be diminished. ULURU shall not dispose of any of their Shares except as permitted by this Agreement, and any such attempted disposition shall be void and shall not be recognized or registered upon the books of the Company. In pursuance of the above, it is hereby stipulated that such shares may be transferred or disposed of only under a specific written approval from IPMD GmbH.

For this purpose, the term "dispose" includes, but is not limited to, the acts of selling, assigning, transferring, pledging, encumbering, giving away, devising, and any other form of conveying, including conveyances caused by marital separation, divorce, receivership, or bankruptcy, whether voluntary or involuntary or by operation of law. In connection with the sale of ULURU or its assets this does not constitute a transfer or disposal.

2.3.	Matters requiring consent
Matters for which the consent of IPMD shall be required shall include, but are not limited to the approval of hiring plans, financial budgets, business plans and market plans, approval of audited accounts and changes in management.

2.4.	Right of first Refusal
In case any shareholder intends to sell its shares of the company in part or in whole, the other shareholder shall have the right of first refusal to buy the shares from the selling shareholder. The other shareholder will have 15 days to advise the selling shareholder if it intends to exercise this right of first refusal.
2.5.	Take along option
In case IPMD decides to sell its shares in part or in whole to a third party, and ULURU is not using its right of first refusal, IPMD shall be obliged to agree with the third party to acquire the shares of ULURU pro rata under the same conditions as the third party is willing purchase for the shares of IPMD if ULURU at its sole discretion decides to sell its shares. This Take along right will also apply if ULURU decides to sell its shares in part or in whole to a third party, and IPMD is not using its right of first refusal, ULURU shall be obliged to agree with the third party to acquire the shares of IPMD pro rata under the same conditions as the third party is willing to purchase the shares of ULURU.

2.6.	Minimum requirements for the rights of the minority equity
The Parties mutually agree that to effect any transaction as outlined on Appendix 3 all shareholders must be in agreement with the proposed transaction.

3.	CAPITAL STRUCTURE Equity

The equity structure of the company shall be entirely comprised of     35.000     (100%) shares of     € 1,00        , fully paid up to be held by the various shareholders in the ratio as stated under this Agreement.

4.	ACCESS TO RECORDS

The Company shall permit IPMD  or its accountant, solicitor/attorney or agent at all reasonable times to inspect and take copies of or extracts from any books of account, receipts, papers and any and all other documents relating to or connected with the production stock and sales of the Product, which may be in the possession of or under the control of the Company or its accountants, solicitors/attorneys or agent.

5.	ACCOUNTS AND FINANCIAL AND OTHER INFORMATION

5.1.	Appointment of statutory auditors.
IPMD shall have the sole authority to appoint the statutory auditors of the Company and the auditors so appointed shall not be removed from office except by IPMD.

5.2.	Time Limit
The audit shall be completed within 120 (One Hundred and Twenty) Days from the end of the financial year ended 31st December. The manager responsible for this shall at all times be appointed by IPMD.

5.3.	Internal Audit
IPMD shall have unrestricted authority to appoint any Internal Auditors of the Company and the scope of and the time limit within which the internal audit shall be completed, will be as decided by IPMD

5.4.	Management accounts
The Company shall for each month prepare management accounts with comparisons to budgets and containing trading and profit and loss accounts, balance sheets, cash flow statements and monthly rolling forecasts, and such other information as may be desired by the shareholders.

5.5.	Business and financial plans
The Company shall, not later than 30 days before the end of each financial year, consult with and obtain the approval of IPMD to, adopt a detailed operating and capital budget and cash flow forecast and a Business Plan in respect of the next financial year.

6.	TAXES APPLICABLE
Any Corporate Tax payable on the profits of the Company shall be paid according to local applicable law after prior approval of IPMD.

7.	DISTRIBUTION OF PROFITS
The distribution of the profits of the Company shall be made in the manner provided for by IPMD. Any payment of Dividends passed by Board resolution shall be made in accordance with the pro-rata shareholding. For the avoidance of doubt, no Dividends or profit can be distributed prior to the agreement of IPMD.

8.	BOARD OF DIRECTORS

8.1.	Number of Directors
The Board of the Company shall consist of a maximum 3 (three) Directors. and shall be appointed by IPMD. The CEO of the Company shall take operational direction and satisfy the  requirements of the Board, at all times acting in the spirit of such requirements, and shall carry out the policy matters approved by a majority of the Board to the fullest extent possible.

8.2.	Frequency of Meetings
The Board shall meet 2 (two) times per year (or at such other intervals as the Board may agree).  At least fourteen (14) days' prior written notice of each board meeting shall be given to all directors, specifying the time and place of the meeting and the matters to be discussed, as required by the law governing the Company. The meeting shall normally be held in Vienna.

8.3.	Attendance and quorum
No meeting of the Board may proceed to business unless a quorum is present. The Board shall be defined as quorate when all Directors are present. If any Director is not able to attend for any reason, an approved alternate may attend and vote on his behalf.

8.4.	Powers of the Board
The Board of the Company shall exercise powers in relation to all major policy matters of the Company. The powers so delegated to the Board are vested in them collectively and therefore, as a general rule, must be exercised by them collectively at a Board Meeting duly convened and constituted and only when Quorate.

All resolutions of the Board shall be passed by a simple majority vote.

A resolution of the Board shall be validly passed if the text of the resolution has been approved in writing by a majority of members of the Board. ULURU will receive a copy of all Board Minutes.

8.5.	Agenda
The Company shall prior to convening the Board Meeting, issue an Agenda along with the notice of meeting to each Director, at least 14 (fourteen) days prior to the Meeting. The Agenda shall list the matters, for discussion and consideration at the meeting, including but not limited to:
i)	Review of the financial accounts of the Company
ii)	Analysis of the market conditions within which the Company operates

8.6.	Remuneration to Directors
No remuneration shall be paid to the Directors by the Company unless it is agreed in writing by the Majority Shareholder.

9.	CONFIDENTIALITY

9.1.
Each of the Parties undertakes to the others to use all reasonable endeavors to keep secret and confidential all matters of a confidential nature in relation to the business and affairs of the Company, and not to disclose any such confidential information to any third party.  This obligation shall not apply to information which:

9.1.1.	is known to the disclosing Party before it became a shareholder in the Company, and was not already under any obligation of confidentiality to any of the other Parties; or

9.1.2.	is or becomes publicly known without the fault of the disclosing Party; or

9.1.3.
is obtained by the disclosing Party from a third party in circumstances where the disclosing Party has no reason to believe that there has been any breach of an obligation of confidentiality owed to any of the other Parties; or

9.1.4.	is independently developed by the disclosing Party; or

9.1.5.	is approved for release in writing by authorised representatives of all the other Parties; or

9.1.6.	the disclosing Party is obliged to disclose by virtue of a regulatory, or legal requirement including any court of competent jurisdiction.

10.	GENERAL

Nothing in this Agreement is intended to nor shall create any additional partnership, joint venture or agency between the Parties, other than that expressly contained in this agreement.

10.1.	Should there be any inconsistency between any provision of this Agreement and the Articles, this Agreement shall prevail as between the Parties.

10.2.	The invalidity or unenforceability of any term of this Agreement, or of any right arising pursuant to this Agreement, shall not affect the remaining terms or rights in any way.

10.3.	Clause headings are inserted in this Agreement for convenience only, and they shall not be taken into account in the interpretation of this Agreement.

10.4.	Nothing in this Agreement shall create, imply or evidence any partnership between all or any of the Parties or the relationship of principal and agent between any of them.

10.5.	This Agreement and its Schedules (which are incorporated into and made part of this Agreement) constitute the entire agreement between the Parties with respect to the subject matter of this Agreement.

10.6.
Any notice pursuant to this Agreement shall be in writing signed by (or by some person duly authorized by) the Party giving it; and may be served by leaving it or sending it by fax, prepaid recorded delivery, ordinary post confirmed by telephone or fax or registered post to the address of the other Party or Parties (or their representative).

10.7.
If any one or more clauses or sub-clauses of this Agreement would result in this Agreement being prohibited pursuant to any applicable competition, unfair trading or anti-trust laws, then it or they shall be deemed to be omitted. The Parties shall uphold the remainder of this Agreement, and shall negotiate an amendment, which, as far as legally feasible, maintains the economic balance between the Parties.

10.8.
This Agreement is not transferable, and no Party may purport to assign it (in whole or in part) without the prior written consent of the others. The Parties to this Agreement do not intend that any of the terms of this Agreement should be enforceable by a person who is not a Party to it. Except that this Agreement can be assigned in connection with the sale or ULURU or its assets.

11.	VALIDITY OF THE AGREEMENT

11.1.	Modification
No prior course of dealings between the parties and no usage of trade shall be relevant or admissible to supplement, explain or vary any of the terms of this Agreement.  Acceptance of or acquiescence in, a course of performance rendered under this or any prior agreement shall not be relevant or admissible to determine the meaning of this Agreement even though the accepting or acquiescing party has knowledge of the nature of the performance and an opportunity to make objection. No representations, understandings, or agreements have been made or relied upon in the making of this Agreement other than those specifically set forth herein.

11.2.	Procedure for modification
This Agreement can only be modified in writing signed by all of the Parties or their duly authorized agents.  Such modification may be effected only after giving a notice of a minimum of 30 (thirty) days to all the parties concerned. Failure to give such a notice would nullify the modification so made, unless specifically ratified by all the parties concerned.

12.	DISPUTES AND ARBITRATION

12.1.	Dispute
Both Parties hereto agree to settle any dispute and or difference arising out of or in connection with this Agreement through a good faith negotiation in an amicable manner.

12.2.	Conflicts of interest and principles of resolution
In the event of any dispute or conflict of interest between the Parties it is agreed by the Parties that the overriding principle adopted when resolving the matter shall always be that the best interests of the Company and the Products shall take precedence over any other interests.

In the event of any dispute or conflict of interest between ULURU or IPMD and any third party, including any affiliates or group concerns, it is agreed by the Parties that the overriding principle adopted when resolving the matter shall always be that the best interests of the Company and the Products shall take precedence over any other interests.

12.3.	Arbitration
Should it be impossible to reach an amicable settlement on any dispute and differences, Frankfurt am Main shall be the sole and exclusive place for any such Arbitration, and/or litigation, which shall be governed by German Law. The cost incurred in such proceedings shall be borne by the unsuccessful party or in such equitable manner as the arbitrator or the arbitration panel may decree.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

SIGNED by                                           /s/ Helmut Kerschbaumer
for and on behalf of                                             Helmut Kerschbaumer
IPMD GmbH

SIGNED by                                           /s/ Kerry P. Gray
for and on behalf of                                             Kerry P. Gray
ULURU Inc.

Appendix 1

The Product:

Means Oradisc – Mucoadhesive Film Technology For Oral Conditions

Appendix 2

Market

Worldwide – Excluding Aphthasol and OraDisc A in Europe, Canada, Taiwan and Hong Kong and Aphthasol in the United States

Appendix 3

Payment of Dividends

Alteration of the nature of the Business

Sale of the Company or Company Assets

Investments of the Company > € 1.5 Mio

Acquisition of other companies or other companies assets